Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

SERENA Software, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-115775, 333-115774, 333-88467 and 333-62106) on Form S-8, (No. 333-112770) on Form S-3 and (No. 333-113405) on Form S-4 of SERENA Software, Inc., of our reports dated April 8, 2005, with respect to the consolidated balance sheets of SERENA Software, Inc., and subsidiaries as of January 31, 2005 and 2004, and the related consolidated statements of income and comprehensive income, stockholders’ equity and cash flows for each of the years in the three-year period ended January 31, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of January 31, 2005, and the effectiveness of internal control over financial reporting as of January 31, 2005, which reports appear in the January 31, 2005, annual report on Form 10-K of SERENA Software, Inc.

/s/    KPMG LLP

San Francisco, California

April 8, 2005